EXHIBIT 11.1

      UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE
                           (UNAUDITED)

                                 For the Six Months Ended
                            Sept 30, 1995        Sept 30, 1994
                        Amount   Per Share   Amount    Per Share
PRIMARY:
Average shares
  outstanding         3,245,528            3,239,987

Dilutive stock
 options-based on
 the treasury stock
 method using the
 average market
 price                                        14,820

Adjusted shares
 outstanding          3,245,528            3,254,807

Net (loss) income     $(458,180)   $(.14)  $  53,667      $.02


                                 For the Three Months Ended
                            Sept 30, 1995        Sept 30, 1994
                        Amount    Per Share   Amount    Per Share
PRIMARY:
Average shares
 outstanding          3,245,586             3,240,076

Dilutive stock
 options-based on
 the treasury stock
 method using the
 average market
 price                                         46,300

Adjusted shares
 outstanding          3,245,586             3,286,376

Net (loss) income    $(136,334)    $(.04)     $23,114      $.01

/TABLE

                                                    EXHIBIT 11.1

      UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE
                           (UNAUDITED)

                                 For the Six Months Ended
                            Sept 30, 1995        Sept 30, 1994
                        Amount   Per Share   Amount    Per Share
FULLY DILUTED:
Average shares
 outstanding          3,245,528            3,239,987

Dilutive stock
 options-based on
 the treasury stock
 method using the
 quarter-end market
 price if higher than
 the average market
 price                                        65,962

Adjusted shares
 outstanding          3,245,528            3,305,949

Net (loss) income     $(458,186)  $(.14)     $53,667       $.02


                                 For the Three Months Ended
                            Sept 30, 1995        Sept 30, 1994
                        Amount   Per Share   Amount    Per Share
FULLY DILUTED:
Average shares
 outstanding          3,245,586            3,240,076

Dilutive stock
 options-based on
 the treasury stock
 method using the
 quarter-end market
 price if higher than
 the average market
 price                                        65,962

Adjusted shares
 outstanding         3,245,586             3,306,038

Net (loss) income    $(136,334)   $(.04)     $23,114     $.01
